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                                                                    EXHIBIT 10.1

Metrowerks Inc. and Subsidiaries
Incentive Stock Option Plan and related agreements


                                 SCHEDULE "A"

                                METROWERKS INC.

Incentive Stock Option Plan

ESTABLISHMENT OF PLAN

An incentive stock option plan (the "Plan") for the directors, officers, employees, consultants or contractors of Metrowerks Inc. (the "Company") and its associated, affiliated, controlled and subsidiary companies, to purchase authorized but unissued common shares ("Shares") without par value of the Company, be and is hereby established on the terms and conditions hereinafter set out. For the purposes of the Plan, associated companies, affiliated companies, controlled companies and subsidiary companies will have the meanings set forth in Subsections 1(1) and 1(2) of the Securities Act (British Columbia).

2. PURPOSE OF THE PLAN

The purpose of the Plan is to foster the interest of and provide incentive to the directors, officers, employees, consultants and contractors of the Company and its associated, affiliated, controlled and subsidiary companies in furthering the growth and development of the Company by providing them with the opportunity, through incentive common purchaser share options ("Options"), to acquire an increased financial interest in the Company.

3. GRANT OF OPTIONS

The Board of Directors of the Company or any committee established by them for such purpose (the "Board") may from time to time grant to such of the directors, officers, full and part time employees, consultants or contractors of the Company or of its associated, affiliated, controlled or subsidiary companies, as the Board shall designate, options to purchase from the Company such number of its Shares as the Board may designate, subject to such terms, conditions, limitations, prohibitions and restrictions as: (i) are contained in the Plan,
(ii) the Board stipulates at the time of grant, and (iii) may be imposed by competent regulatory authorities.

4. SHARES SUBJECT TO THE PLAN

Options may be granted hereunder on authorized but unissued Shares reserved from time to time by the Board for issuance hereunder, provided that the aggregate number of Shares reserved for issuance under the Plan, options for services and employee share purchase plans, may not at any time exceed 10% of the number of outstanding
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Shares (on a non-diluted basis) and the aggregate number of Shares so reserved for issuance to any one optionee may not exceed 5% of the number of outstanding Shares (on a non-diluted basis) at the time of grant.

In the event that Options granted under the Plan are surrendered, terminate or expire without being exercised in whole or in part, new Options may be granted covering the Shares not purchased under such lapsed Options.

The Board shall reserve at any time and from time to time for issuance under the Plan such number of Shares as may be issuable upon the exercise of all Options outstanding at any time, and may reserve at any time and from time to time for issuance under the Plan, subject to the provisions of this Article 4, the maximum number of Shares allowed for such purpose by any stock exchange or regulatory authority having jurisdiction over the securities of the Company.

5. OPTION PRICE

The purchase price per Share in any Option granted under the Plan shall be such price as may be fixed by the Board at the time of grant, such price to be not less than that permitted:

(a) under the policies of any regulatory body having jurisdiction over the securities of the Company, if the Company's shares are not listed on an exchange; or,

(b) in accordance with the policies of the applicable stock exchange, if the Company's shares are listed on an exchange.

6. OPTION AGREEMENT

All options granted under the Plan shall be granted pursuant to an option agreement ("Option Agreement") in one or more forms to be prepared at the discretion of the Board, subject to:

(a) the guidelines of any regulatory body having jurisdiction over the securities of the Company, if the Company's shares are not listed on an exchange; or,

(b) the policies of the applicable stock exchange,if the Company's shares are listed on an exchange at the time of grant.
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7. OPTION PERIOD

Each Option Agreement shall specify the period for which the Option granted thereunder is exercisable and shall provide that the Option will expire at the end of such period.

8. TERMINATION OF OPTION

Each Option Agreement shall specify the termination provisions of the Option granted, such termination provisions to be at the discretion of the Board and in compliance with any regulatory requirements to which the Company may be subject at the time of grant.

9. OTHER SHARES

Subject to Article 4, nothing contained in this Plan shall restrict or limit or be deemed to restrict or limit the rights or powers of the Board in connection with any allotment and issuance of options or of Shares which are not granted, allotted and issued under the Plan.

10. VESTING OF OPTIONS

Without restricting the generality of the authority of the Board in respect of the terms of Options to be granted hereunder, the Board may, in respect of any Option, provide that the right to exercise the Option will vest in instalments over the life of the Option with the Option being fully-exercisable only when the required time period or periods have elapsed.

11. NECESSARY APPROVALS

The Plan shall be effective upon the approval of the shareholders of the Company given by a resolution in writing signed by all the shareholders entitled to vote. The obligation of the Company to issue and deliver any Shares in accordance with the Plan shall be subject to any necessary approval of any stock exchange or regulatory authority having jurisdiction over the securities of the Company. If any Shares cannot be issued to any person for whatever reason, the obligation of the Company to issue such Shares shall terminate and any Option exercise price paid to the Company shall be returned to the said person.

12. ALL OPTIONS MAY BECOME EXERCISABLE

The Board at its sole discretion may, by resolution, permit all Options outstanding to become immediately fully exercisable notwithstanding any partial vesting provisions contained in an Option Agreement.


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13. OPTIONS NOT ASSIGNABLE

The benefits, rights and options accruing to any person in accordance with the terms and conditions of the Plan shall not be transferable or assignable by such person other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an Option shall be exercisable only by him/her.

14. EMPLOYMENT

Nothing contained in the Plan shall confer upon any person any right with respect to employment or continuance of employment with the Company or any of its associated, affiliated, controlled or subsidiary companies, or interfere in any way with the right of the Company or any of its associated, affiliated, controlled or subsidiary companies to terminate the employment of such person at any time. Participation in the Plan by a person shall be voluntary.

15. ADMINISTRATION AND AMENDMENT OF THE PLAN

The Plan shall be administered by the Board. The Board shall be authorized to interpret the Plan and may, from time to time, establish, amend or rescind rules and regulations required for carrying out the Plan. Any such interpretation of the Plan shall be final and conclusive. All administrative costs of the Plan shall be paid by the Company. The proper officers of the Company are authorized and directed to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary FOR THE implementation of the Plan and of the rules and regulations established for administering the Plan.

Subject as hereinafter provided, the Board reserves the right to amend, modify or terminate the Plan at any time if and when it is advisable in the absolute discretion of the Board. Any amendment of the Plan which would:

(a) materially increase the benefits under the Plan;

(b) materially increase the number of Shares which may be issued under the Plan; or

(c) materially modify the requirements as to the eligibility for participation in the Plan,

shall be effective only upon the approval of the shareholders of the Company. Any amendment to any provision of the Plan shall be subject to any necessary approvals of any stock exchange or regulatory body having jurisdiction over the securities of the Company.
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16. OPTIONS TO UNITED STATES PERSONS

If Options are granted to any resident or citizen of the United States, the Board and the Company will use their best efforts to ensure that all matters pertaining to such Options shall be conducted in compliance with applicable United States securities laws.